Exhibit (a)(1)(A)

WNS (HOLDINGS) LIMITED

OFFER TO PURCHASE ELIGIBLE RESTRICTED SHARE UNITS

JULY 8, 2024

THE OFFER AND THE ASSOCIATED WITHDRAWAL RIGHTS EXPIRE

AT 5:00 P.M., NEW YORK (EASTERN DAYLIGHT) TIME ON AUGUST 2, 2024,

UNLESS THE OFFER IS EXTENDED

WNS (Holdings) Limited (the “Company,” “we,” “our” or “us”) is offering, for compensatory purposes, to purchase from each Eligible Holder (as defined below) Eligible RSUs (as defined below) for a cash payment, payable as described in the materials that follow (the “Offer”). Please carefully review this document (this “Offer to Purchase”).

The “Expiration Time” is 5:00 p.m. New York (Eastern Daylight) Time, on August 2, 2024 (or a later time and date that we will specify if we extend the Offer period).

The securities subject to the Offer are restricted share units, each representing the right to receive one ordinary share, par value 10 pence per share (the “ordinary shares”), of the Company, that:

•

were granted on August 1, 2022 pursuant to our SuperCharge Equity Incentive Program (the “SuperCharge Program”) and memorialized in an Award Agreement in the form attached as Exhibit A hereto, as amended, under our Third Amended and Restated WNS (Holdings) Limited 2016 Incentive Award Plan (the “2016 Plan”);

•

are outstanding at the time of commencement of the Offer at 9:00 a.m., New York (Eastern Daylight) Time, on July 8, 2024 and at the Expiration Time (each, an “Eligible RSU” and, collectively, the “Eligible RSUs”); and

•	are held by Eligible Holders.

For purposes of this Offer, “Eligible Holders” means those individuals who:

•	are employees of the Company or its subsidiaries as of the time of commencement of the Offer at 9:00 a.m., New York (Eastern Daylight) Time, on July 8, 2024;

•	continue to be employees through the Expiration Time; and

•

hold at least one Eligible RSU as of the time of commencement of the Offer. The cash amount that we are offering to pay to each Eligible Holder that properly tenders all, but not less than all, of their Eligible RSUs to us pursuant to the Offer is $0.01 per Eligible RSU.

Each Eligible Holder who tenders his or her Eligible RSUs will receive a cash payment equal to the full amount of his or her consideration, subject to tax withholding, promptly after the Expiration Time, which will be on the first administratively practicable payroll date following the Expiration Time, depending on local payroll practices. Cash payments to Eligible Holders who are located outside the United States will be made in their local currency based on the U.S. Dollar exchange rate in effect at the Expiration Time (as published by Refinitive Eikon).

We are making the Offer on the terms and subject to the conditions stated in this Offer to Purchase. You have no obligation to tender your Eligible RSUs unless you wish to participate in the Offer. Tendering your Eligible RSUs means presenting them to the Company for purchase on the terms of the Offer. If you choose not to tender your Eligible RSUs, you will retain such Eligible RSUs, subject to their current terms and conditions.

THIS OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF ELIGIBLE HOLDERS ELECTING TO PARTICIPATE IN THIS OFFER OR ON ANY MINIMUM TOTAL NUMBER OF ELIGIBLE RSUs BEING TENDERED. HOWEVER, PARTICIPATION IN THE OFFER WILL REQUIRE AN ELIGIBLE HOLDER TO TENDER ALL OF HIS OR HER ELIGIBLE RSUS IN THE OFFER, AND THE OFFER IS FURTHER SUBJECT TO THE CONDITIONS DESCRIBED IN THIS OFFER TO PURCHASE.

Although our Board of Directors has approved the Offer, neither we nor our Board of Directors make any recommendation as to whether you should tender or refrain from tendering your Eligible RSUs. You must make your own decision regarding whether to tender or refrain from tendering your Eligible RSUs.

You should direct questions about the 2016 Plan and the Offer (including requests for additional copies of this Offer to Purchase and the other Offer documents) by emailing SuperChargeTenderOffer@wns.com.

IMPORTANT—STEPS YOU MUST TAKE TO PARTICIPATE

If you wish to participate in the Offer, you must log on to the Company’s offer website at https://winstock.wns.com (the “Offer Website”) and elect to participate on or before 5:00 p.m. New York (Eastern Daylight) Time, on Friday, August 2, 2024 (or such later time and date as may apply if the Offer is extended) (the “Expiration Time”). Election submissions that are received after this deadline will not be accepted. In order to participate in the Offer and submit your election, you will be required to acknowledge your agreement to all of the terms and conditions of this Offer to Purchase as set forth in the Offer documents. Elections submitted by any other means, including email, facsimile, hand delivery, interoffice, United States mail (or other post) and FedEx (or similar delivery service), are not permitted and will not be accepted by us. You should direct questions about the Offer and requests for additional copies of this Offer to Purchase and the other Offer documents by emailing SuperChargeTenderOffer@wns.com. If we do not receive your election by the Expiration Time, you will be deemed to have rejected the Offer.

You should direct questions about the 2016 Plan and the Offer (including requests for additional copies of this Offer to Purchase and the other Offer documents) by emailing SuperChargeTenderOffer@wns.com.

Participating in the Offer involves risks. See Section II.

Our ordinary shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “WNS.” On July 3, 2024, the closing price of our ordinary shares as reported on the NYSE was $53.75 per share. You should obtain current market prices for our ordinary shares before you decide whether to tender your Eligible RSUs.

We are not disseminating the Offer in any jurisdiction in which the Offer would not comply with the laws of such jurisdiction. However, we may, at our discretion, take any actions necessary or desirable for us to make the Offer to restricted share unit holders in any such jurisdiction.

Nothing in this Offer to Purchase shall be construed to give any person the right to continue as our employee or to affect our right to terminate the employment at any time with or without cause to the extent permitted under applicable law (subject to the terms of any employment or other agreement). Nothing in this Offer to Purchase is, or should be considered, a contract or guarantee of wages or compensation.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO TENDER OR REFRAIN FROM ELECTING TO TENDER YOUR ELIGIBLE RSUS PURSUANT TO THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS OFFER TO PURCHASE OR ANY RELATED DOCUMENTS INCLUDED AS PART OF THE TENDER OFFER STATEMENT ON SCHEDULE TO FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON JULY 8, 2024. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS OFFER TO PURCHASE OR OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

THIS OFFER TO PURCHASE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE OR FOREIGN SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE OR FOREIGN SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER TO PURCHASE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

I. SUMMARY OF TERMS	1
II. RISKS OF PARTICIPATING IN THE OFFER	6
III. THE OFFER	7
1. General; Eligibility; Offer Expiration Time	7
2. Total Payment	8
3. Purpose	9
4. Procedures for Tendering Eligible RSUs	10
5. Withdrawal Rights	11
6. Acceptance of and Payment for Eligible RSUs	11
7. Extension of Offer; Termination; Amendment; Subsequent Offering Period	12
8. Material Tax Consequences	13
9. Conditions to Completion of the Offer	13
10. Price Range of Our Ordinary Shares and American Depositary Shares Underlying Eligible RSUs	14
11. Interests of Directors and Officers; Transactions and Arrangements Concerning Eligible RSUs	15
12. Status of Eligible RSUs Acquired by Us in the Offer; Accounting Consequences of the Offer	15
13. Legal Matters; Regulatory Approvals	16
14. Fees and Expenses	16
15. Source and Amount of Consideration	16
16. Information Concerning WNS (Holdings) Limited	16
17. Corporate Plans, Proposals and Negotiations	17
18. Additional Information	18
19. Miscellaneous; Forward-Looking Statements	19
SCHEDULE A: Information Concerning our Directors and Executive Officers	21
EXHIBIT A: Form of Award Agreement, As Amended	22

I. SUMMARY OF TERMS

Questions and Answers about the Offer

The summary below answers some of the questions you may have about the offer by WNS (Holdings) Limited to purchase certain outstanding restricted share units from eligible holders (the “Offer”), on the terms described in this Offer to Purchase, dated July 8, 2024 (this “Offer to Purchase”). You are encouraged to read this Offer to Purchase carefully and entirely, including all schedules, for additional details not addressed in this summary.

This summary is presented in question-and-answer format. The questions and answers are grouped into the following categories:

•	How the Offer Works

•	Duration of the Offer

•	How to Elect to Tender Your Eligible RSUs

•	Tax Considerations

•	How to Get More Information

In this Offer to Purchase, references to “the Company,” “WNS,” “we,” “us” and “our” mean WNS (Holdings) Limited, references to the “Expiration Time” mean 5:00 p.m. New York (Eastern Daylight) Time on August 2, 2024 (or a later time and date that we will specify if we extend the Offer period), and a “Business Day” means any day other than a Saturday, a Sunday or a U.S. federal holiday and consists of the time period from 12:00 a.m. through 11:59 p.m., New York (Eastern Daylight) Time.

How the Offer Works

Q1. What is the Offer?

Beginning at 9:00 a.m., New York (Eastern Daylight) Time, on July 8, 2024 and ending at the Expiration Time, Eligible Holders (described in Question 2 below) may decide to tender all, but not less than all, of their Eligible RSUs (described in Question 3 below) for a cash payment of $0.01 per Eligible RSU tendered (the “Per RSU Amount”) (see Question 5 below). Participation in the Offer is voluntary. If you elect to participate in the Offer, upon completion of the Offer, all of your Eligible RSUs will be cancelled in exchange for the Total Payment (as defined below). If you choose not to participate, you will retain your Eligible RSUs, subject to their current terms and conditions.

Q2. Who may participate in the Offer?

Only Eligible Holders may participate in the Offer. “Eligible Holders” are those employees of the Company or its subsidiaries as of the time of commencement of the Offer at 9:00 a.m., New York (Eastern Daylight) Time, on July 8, 2024, who continue to be employees through the Expiration Time, and hold at least one Eligible RSU as of the time of commencement of the Offer.

Q3. Which restricted share units may be tendered in the Offer?

Only Eligible RSUs may be tendered under this program. “Eligible RSUs” are all restricted share units, each representing the right to receive one ordinary share, par value 10 pence per share (the “ordinary shares”), of the Company, that:

•

were granted on August 1, 2022 pursuant to our SuperCharge Program and memorialized in an Award Agreement in the form attached as Exhibit A hereto, as amended, under our Third Amended and Restated WNS (Holdings) Limited 2016 Incentive Award Plan (the “2016 Plan”);

•	are outstanding at the time of commencement of the Offer at 9:00 a.m. New York (Eastern Daylight) Time on July 8, 2024 and at the Expiration Time; and

•	are held by Eligible Holders.

Participation in the Offer will require you to tender all of your Eligible RSUs in the Offer. Any restricted share units you hold that are not Eligible RSUs, as well as the Eligible RSUs you hold if you choose not to tender them in the Offer, will remain outstanding, subject to their current vesting schedule and other current terms and conditions.

Q4. How many Eligible RSUs do I own?

You may log onto the Offer Website at https://winstock.wns.com to view information regarding all Eligible RSUs you hold. For more information on the Offer Website and how to make your election, see Questions 23 through 27.

Q5. What is the Per RSU Amount?

The Per RSU Amount is a cash amount of $0.01, which is payable per Eligible RSU that is properly tendered by the applicable Eligible Holder who chooses to properly tender all of his or her Eligible RSUs pursuant to the Offer. The Board believes that it is unlikely the Company will achieve the market capitalization or the net revenue targets required for the Eligible RSUs to vest, in which case the Eligible RSUs will lapse without payment at the end of the performance period or any earlier termination of employment (for more information, see Question 14). Accordingly, participation in the Offer provides you with the opportunity to receive at least some payment in the form of the Total Payment, rather than potentially receiving nothing. For a more detailed explanation of our determination of the Per RSU Amount, see Section III.2.

If you are located outside the United States, the Per RSU Amount will be paid in your local currency, based on the U.S. Dollar exchange rate in effect at the Expiration Time (as published by Refinitive Eikon).

Q6. How is the amount of my total cash payment (“Total Payment”) determined?

The Total Payment is the aggregate number of Eligible RSUs that you properly tender pursuant to the Offer multiplied by the Per RSU Amount. To determine the Total Payment you will be entitled to receive if you tender all of your Eligible RSUs, complete the election form on the Offer Website at https://winstock.wns.com, which will calculate the amount for you. The Company’s determination as to the Per RSU Amount and your Total Payment is final. You must make your own determination of the value to you of your Eligible RSUs, and you are encouraged to consult with your own financial, accounting, tax and legal advisors. If you are located outside the United States, the Total Payment payable to you upon your tender and our acceptance of your Eligible RSUs will be paid in your local currency, based on the U.S. Dollar exchange rate in effect at the Expiration Time (as published by Refinitive Eikon). You will be able to see the amount of your Total Payment in your local currency on the Offer Website. For a more detailed explanation of our determination of your Total Payment, see Section III.2.

Q7. When will I receive my Total Payment?

The Offer will expire at 5:00 p.m., New York (Eastern Daylight) Time on August 2, 2024, unless extended by the Company. If you are an Eligible Holder and you elect to participate in the Offer, you will receive your Total Payment, subject to tax withholding, promptly after the Expiration Time, which will be on the first administratively practicable payroll date following the Expiration Time, depending on local payroll practices. For Eligible Holders entitled to the cash payments who are located outside the United States, payments will be made in their local currency based on the U.S. Dollar exchange rate in effect at the Expiration Time (as published by Refinitive Eikon). No interest will accrue and no interest will be paid on any portion of the Total Payment, regardless of when paid.

Q8. Will the payment I receive for tendering my Eligible RSUs be considered compensation for purposes of my various WNS benefits?

No. While the Company considers the Total Payment to be received by Eligible Holders who tender their Eligible RSUs to be replacement compensation, any payment you receive will not be considered part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, overtime, long-service awards, pension or retirement benefits or similar payments, or for purposes of the Company’s 401(k) plans, our defined contribution pension scheme or any other plans we provide or make available to you. Please note that we will report the funds received and taxes withheld for the transfer of your Eligible RSUs to the Company as ordinary cash compensation, as required by law.

Q9. Why is the Company conducting the Offer?

The Board is conducting the Offer to increase the number of ordinary shares available to the Company for new and revitalized incentive equity awards under the 2016 Plan.

Eligible RSUs tendered in the Offer will be returned to the share reserve under the 2016 Plan, potentially increasing the number of ordinary shares available for new equity award grants by up to 610,010 ordinary shares. Absent repurchase of Eligible RSUs pursuant to the Offer, the Company will have little ability to incentivize employees with new equity awards in the near term, unless and until the Company’s shareholders agree to increase the share reserve in the future.

The Board believes that it is critical to our future success to increase the number of ordinary shares available for future grants and to revitalize the incentive value of equity awards with the intent of retaining and motivating our employees, and re-establishing their personal stake in the long term financial success of the Company, thereby aligning their interests with those of our shareholders. The Board also recognizes our competition’s ability to attract and recruit top talent, including through use of incentive equity awards, and views it as critical that the Company be able to retain and motivate employees in this way.

Q10. Will I receive new incentive equity awards as a result of the offer?

Not necessarily. Whether or not you participate in the Offer and/or properly tendered Eligible RSUs are returned to the share reserve under the 2016 Plan, there is no assurance that you will receive any future restricted share units or other incentive equity grant(s) in the future. If you do not tender your Eligible RSUs, you will not become ineligible for future grants or forego benefits based on your decision not to participate in the Offer. Determinations as to whether any additional equity award(s) will be granted to you will depend on factors generally unrelated to past equity awards or your participation in the Offer.

Q11. Will my Eligible RSUs vest if I do not participate in the offer?

The Board believes that it is unlikely the Company will achieve the market capitalization or the net revenue targets required for the Eligible RSUs to vest, in which case the Eligible RSUs will lapse without payment at the end of the performance period or any earlier termination of employment (for more information, see Question 14). Accordingly, participation in the Offer provides you with the opportunity to receive at least some payment in the form of the Total Payment, rather than potentially receiving nothing. However, if the Eligible RSU performance goals were attained (and continued employment requirements satisfied), such that the Eligible RSUs in fact vested, the value of the ordinary shares issuable upon the vesting of the applicable Eligible RSUs would likely be significantly more valuable than the Total Payment.

As a reminder, participation in the Offer is completely voluntary, and you are free to reject the Offer if you so choose.

Q12. Will the Offer affect the Company’s equity grants in the future?

While the Company expects to continue to grant equity awards, the scope, size and form of such awards may vary significantly depending on the Company’s compensation policy then in effect. As noted above, your participation in the Offer will not entitle you to any additional equity awards in the future, and whether or not any additional equity awards will be granted to you will depend on factors generally unrelated to past equity awards or your participation in the Offer. Because properly tendered Eligible RSUs accepted by the Company will be returned to the share reserve under the 2016 Plan, the Offer will have an effect of increasing the number of shares available for possible future equity grants to the extent Eligible RSUs are tendered in the Offer. However, you should not rely on such increase as an indication of future equity grants to you.

Q13. Is it likely that an offer similar to this one will be made in the future?

The Company is making the Offer, in part, as a result of the special circumstances surrounding its reduced capacity to make future equity grants under the 2016 Plan and the unlikelihood that the Eligible RSUs will achieve their vesting conditions. Accordingly, while the Company evaluates its compensation programs periodically, it has no current intention to make any similar offer in the future and expects this to be a one-time event.

Q14. Why should I consider participating in the Offer?

Currently, you hold Eligible RSUs that represent your right to receive one ordinary share upon the Company achieving certain performance and market conditions along with service conditions. As discussed in Question 11 above, the Board believes that it is unlikely the Company will achieve the market capitalization or the net revenue targets required for the Eligible RSUs to vest, in which case the Eligible RSUs will lapse without payment at the end of the performance period or any earlier termination of employment. If you tender your Eligible RSUs for the Total Payment and all other applicable conditions are met, you will receive the Total Payment in cash promptly following the Expiration Time. If you do not tender your Eligible RSUs, they may become worthless if they fail to vest. Accordingly, participation in the Offer provides you with the opportunity to receive at least some payment in the form of the Total Payment, rather than potentially receiving nothing. However, if the Eligible RSU performance goals were attained (and continued employment requirements satisfied), such that the awards in fact vested, the value of the ordinary shares issuable upon the vesting of the applicable Eligible RSUs would likely be significantly more valuable than the Total Payment.

Participating in the Offer involves a number of risks, including the risk that we ultimately achieve the vesting conditions applicable to the Eligible RSUs and the Total Payment you receive for your tendered Eligible RSUs is substantially less than the value you would have realized had you decided not to participate in the Offer and instead kept your Eligible RSUs.

Q15.	If I elect to tender my Eligible RSUs pursuant to this Offer to Purchase, do I have to tender all of my Eligible RSUs or can I just tender some of them?

Yes, you must tender all Eligible RSUs as a condition to participation in the Offer and to be eligible to receive the Total Payment.

Q16.	My former spouse has rights to some of my Eligible RSUs as a result of a divorce (or a pending divorce). Can I elect to tender just some of my Eligible RSUs? Can my former spouse make elections?

If any of your Eligible RSUs are subject to a domestic relations order (or comparable legal document as the result of a pending divorce proceeding or the end of a marriage), you are responsible for ensuring that any election complies with the terms of such order or other document. Depending on your circumstances, you may need to consult with your current or former spouse prior to making an election. We are not accepting partial tenders of Eligible RSUs, so you may not accept this Offer with respect to a portion of Eligible RSUs that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else. We will not accept elections to participate or withdrawals from anyone other than the Eligible Holder to whom the Eligible RSUs were issued. As you are the legal owner of the Eligible RSUs, we will respect an election properly made by you, but will not be responsible to you or the beneficial owner of the Eligible RSUs for any errors made by you with respect to such grant of Eligible RSUs.

Q17. If I choose to participate, what will happen to the Eligible RSUs that I tender?

Immediately following the Expiration Time, we will accept your election and cancel all of your Eligible RSUs that have been properly tendered in exchange for a cash payment equal to your Total Payment. You will no longer have any rights with respect to any Eligible RSUs (or the award agreements memorializing such Eligible RSUs) that are accepted and cancelled (for more information, see Sections III.6 and III.12). Ordinary shares covered by Eligible RSUs that are repurchased by the Company pursuant to the Offer will be returned to the share reserve under the 2016 Plan and will be available for future issuance. However, you should not rely on such availability as an indication of future equity grants to you.

Q18. Are there conditions to the Offer?

The completion of the Offer is subject to a number of conditions described in Section III.9 of this Offer to Purchase.

Q19. Is the Company making any other offers to employees regarding incentive equity awards at this time?

No. For further information, see Questions 12 and 13 above.

Duration of the Offer

Q20. How long will the Offer remain open?

The Offer begins at 9:00 a.m., New York (Eastern Daylight) Time, on July 8, 2024 and is scheduled to remain open until 5:00 p.m., New York (Eastern Daylight) Time, on August 2, 2024 (or, if we extend the Offer period, a later time and date we will specify). We currently have no plans to extend the Offer beyond August 2, 2024. However, if we do extend the Offer, we will announce the extension no later than 9:00 a.m., New York (Eastern Daylight) Time, on the next Business Day following the previously scheduled Expiration Time.

Q21. What happens if I tender my Eligible RSUs and then my employment with the Company is terminated prior to the Expiration Time?

If, at any time prior to the Expiration Time, your employment with the Company is terminated, your restricted share units will no longer qualify as Eligible RSUs and their current terms, including those applicable to the termination of your employment, will remain in effect unchanged. As a result, your prior election to tender such restricted share units, if any, would not be effective.

Q22. If the Offer is extended, how does the extension affect the dates on which I receive my Total Payment?

If we extend the Offer and you participate in it, you will become entitled to your Total Payment and your Eligible RSUs will be cancelled after the final expiration of the Offer. You will, however, continue to have withdrawal rights during any such period that the Offer is extended (see Question 26 below). If we extend the Offer period, it may become necessary to delay the payment dates. If they are delayed, they will only be delayed to the next earliest possible payroll date.

How to Elect to Tender Your Eligible RSUs

Q23. What do I need to do to participate in the Offer?

To participate, you must log onto the Offer Website at https://winstock.wns.com and confirm your election to participate. Your election must be received by the Company by 5:00 p.m., New York (Eastern Daylight) Time, on August 2, 2024 (or a later time and date that we will specify if we extend the Offer period). If we do not receive your election by the Expiration Time, you will be deemed to have rejected the Offer. For more information, see Sections III.4 and III.7.

The Company reserves the right to reject any or all tenders of Eligible RSUs that we determine are not in appropriate form or that we determine are unlawful to accept. The Company expects to accept all Eligible RSUs that are properly and timely tendered and not validly withdrawn.

Q24. What will happen if I do not submit my election by the Expiration Time?

If you do not submit your election to participate prior to the Expiration Time via the Offer Website, you will not participate in the Offer, and all Eligible RSUs you currently hold will remain outstanding, subject to their current vesting schedule and other current terms and conditions. For more information on procedures for tendering Eligible RSUs, see Section III.4.

Q25. What if I don’t want to accept the Offer?

You do not have to accept the Offer. The Offer is completely voluntary, and there are no penalties for electing not to participate. If you do not elect to participate, your Eligible RSUs will remain outstanding, subject to their current vesting schedule and other current terms and conditions. To elect not to participate, you do not need to do anything or otherwise contact the Company.

Q26. Can I change my election?

Yes. To withdraw your election to tender your Eligible RSUs in the Offer, please follow these instructions:

To withdraw your election to tender your Eligible RSUs in the Offer, you must go to the Offer Website at https://winstock.wns.com and change your election to participate from “I Accept” to “I Do Not Accept.” If you do not withdraw your election form prior to the Expiration Time, your election will become irrevocable at the Expiration Time, and any subsequent withdrawal request will not be given effect. For more information, see Section III.4.

If you decide to withdraw, you must withdraw all your Eligible RSUs that you previously elected to tender. Once you have withdrawn your election to tender your Eligible RSUs, you may re-elect to tender your Eligible RSUs only by again following the election procedures described in the answer to Question 23. It is your responsibility to confirm that we have received your correct election before the Expiration Time. In all cases, the last election submitted and received prior to the Expiration Time will become final and irrevocable at the Expiration Time.

AFTER THE DEADLINE TO WITHDRAW OR CHANGE YOUR ELECTION HAS OCCURRED, YOU WILL NOT BE PERMITTED TO WITHDRAW OR CHANGE YOUR ELECTION.

Q27. How do I change my election?

To change your election with respect to your Eligible RSUs, you must, prior to the Expiration Time, access the Offer Website and change your election in the electronic election form.

Tax Considerations

Q28. What are the income and withholding tax consequences of payment of the Total Payment?

The Total Payment will be treated as ordinary cash compensation. As such, you will recognize ordinary income in the amount of the Total Payment in the year in which the Total Payment is paid to you and the Company will generally be entitled to a deduction on such amount. The ordinary income resulting from your Total Payment will be reflected in your 2024 Form W-2 or similar forms in respective jurisdictions reported to the Internal Revenue Service or relevant tax authorities. At the time your Total Payment is made, the Company will reduce your payment to reflect all required income and payroll tax withholdings and, if applicable, related social contributions and will send those amounts to the appropriate tax or other authorities. For more information, see Section III.8.

How to Get More Information

Q29. What should I do if I have additional questions about the Offer?

If you have any other questions about the Offer or have requests for assistance (including requests for additional copies of this Offer to Purchase or other documents relating to the Offer), you may email SuperChargeTenderOffer@wns.com.

II. RISKS OF PARTICIPATING IN THE OFFER

Participating in the Offer involves a number of risks. Conversely, there are risks associated with keeping your Eligible RSUs and deciding not to tender them in the Offer. We describe some of these risks below. In addition, information concerning risk factors included in our Annual Report on Form 20-F for the fiscal year ended March 31, 2024, filed with the SEC on May 10, 2024, is incorporated by reference into this Offer to Purchase, copies of which may be obtained as described in Section III.18. You should carefully consider these risks and are encouraged to consult your investment, tax and legal advisors before deciding to participate in the Offer. In addition, we strongly urge you to read the sections in this Offer to Purchase discussing the tax consequences of participating in the Offer, as well as the rest of this Offer to Purchase for a more in-depth discussion of the risks that may apply to you.

In addition, this Offer to Purchase and our SEC reports referred to above include “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact contained in this Offer and our SEC reports referred to above may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Part I — Item 3. Key Information — D. Risk Factors” included in our Annual Report on Form 20-F for the fiscal year ended March 31, 2024. Furthermore, such forward-looking statements speak only as of the date of this Offer to Purchase or our Annual Report referred to above, as applicable. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this Offer to Purchase or our Annual Report referred to above, whether as a result of any new information, future events or otherwise.

The safe harbor provided in the Private Securities Litigation Reform Act of 1995, by its terms, does not apply to statements made in connection with the Offer.

The amount of the Total Payment to be paid for your Eligible RSUs in the Offer may be less than the net proceeds you would ultimately realize if you kept such Eligible RSUs and they vested in the future.

The Total Payment that you will receive if you tender your Eligible RSUs in the Offer may be more or less valuable to you than continuing to hold your Eligible RSUs, depending on whether the Eligible RSUs vest in the future. If you retain your Eligible RSUs and the vesting conditions applicable to the Eligible RSUs are not achieved before the date such Eligible RSUs lapse, terminate or are forfeited, your Eligible RSUs would likely be worth substantially more than the Total Payment you could receive by participating in the Offer. On the other hand, if the vesting conditions applicable to the Eligible RSUs are not achieved before the date your Eligible RSUs lapse, terminate or are forfeited, then the Total Payment you could have received by participating in the Offer will be worth more than retaining the Eligible RSUs.

There can be no assurances concerning the achievement of the vesting conditions of the Eligible RSUs, which will depend upon a number of factors, including the overall economic environment, the performance of the overall stock market and companies in the business process management sector and the performance of our own business. Also, Eligible RSUs that are not tendered may terminate if your employment with the Company terminates prior to attainment of the applicable vesting conditions.

If you are subject to foreign tax laws, even if you are a resident of the United States, there may be tax and social insurance consequences relating to the Offer.

If you are subject to the tax laws of another country, even if you are a resident of the United States, you should be aware that there may be other tax and social insurance consequences that may apply to you. You should be certain to consult your own tax advisors to discuss these consequences.

Risks Related to Our Business and Ordinary Shares

You should carefully review the risk factors contained in our Annual Report on Form 20-F for the fiscal year ended March 31, 2024, and the other information provided in this Offer and the other materials that we have filed with the SEC, before making a decision on whether or not to tender your Eligible RSUs. You may access these filings electronically at the SEC’s website at http://www.sec.gov. In addition, we will provide without charge to you, upon your request, a copy of any or all of the documents to which we have referred you. See Section III.18 of this Offer to Purchase for additional information regarding reports we file with the SEC and how to obtain copies of or otherwise review these reports. These reports can also be accessed free of charge at https://ir.wns.com/financial-information/sec-filings.

III. THE OFFER

The following information provides important additional details regarding the Offer.

1. General; Eligibility; Offer Expiration Time

We are offering to purchase for cash Eligible RSUs held by Eligible Holders. We are making the Offer upon the terms and subject to the conditions described in this Offer to Purchase.

Eligible Holders. Only Eligible Holders may participate in the Offer. Eligible Holders are those employees of the Company or its subsidiaries as of 9:00 a.m., New York (Eastern Daylight) Time, on July 8, 2024, who continue to be employees through the Expiration Time, and hold at least one Eligible RSU as of the time of commencement of the Offer. Termination of employment will affect restricted share units that are Eligible RSUs, as described below.

Eligible Holders on vacation or an approved leave of absence during the Offer period may participate in the Offer. All Eligible Holders, including those on vacation or on leave during the Offer period, are subject to the same deadline to tender Eligible RSUs reflected in this Offer to Purchase.

Eligible RSUs. We are offering to purchase only WNS restricted share units that are Eligible RSUs. Eligible RSUs are restricted share units, each representing the right to receive one ordinary share that:

•	were granted on August 1, 2022 pursuant to our SuperCharge Program and memorialized in an Award Agreement in the form attached as Exhibit A hereto, as amended, under our 2016 Plan;

•	are outstanding at the time of commencement of the Offer at 9:00 a.m., New York (Eastern Daylight) Time, on July 8, 2024 and at the Expiration Time; and

•	are held by Eligible Holders.

The Company has sole authority to determine which restricted share units are Eligible RSUs under the 2016 Plan for purposes of the Offer.

If a restricted share unit that you hold lapses, terminates or is forfeited before the Expiration Time, whether because of termination of your employment, expiration of the restricted share unit in accordance with its terms or otherwise, that restricted share unit will not be an Eligible RSU. Additionally, if, at any time prior to the Expiration Time, your employment with the Company is terminated, your restricted share units will no longer qualify as Eligible RSUs and their current terms will remain unchanged, including those applicable to the termination of your employment.

As the date of this Offer to Purchase, 610,010 ordinary shares are issuable upon the vesting of Eligible RSUs outstanding and held by Eligible Holders .

You may log onto the Offer Website at https://winstock.wns.com to view your Eligible RSUs.

Attempted tenders of restricted share units that do not qualify as Eligible RSUs will not be accepted. The Company’s determination of eligibility of restricted share units for repurchase pursuant to the Offer is final and binding on all parties.

Offer Expiration Time. The Offer begins at 9:00 a.m., New York (Eastern Daylight) Time, on July 8, 2024 and is scheduled to remain open until 5:00 p.m., New York (Eastern Daylight) Time, on August 2, 2024 (or, if we extend the Offer period, a later date that we will specify). We currently have no plans to extend the Offer beyond August 2, 2024. However, if we do extend the Offer, we will announce the extension by making a public announcement no later than 9:00 a.m., New York (Eastern Daylight) Time, on the next Business Day following the previously scheduled Expiration Time. See Section III.7 for a description of our rights to extend, delay, terminate and amend the Offer or to provide for an extended or subsequent offering period.

We will publish a notice if we decide to increase or decrease the Total Payment for your Eligible RSUs or change the number or type of restricted share units eligible to be tendered in the Offer. Without limiting the manner in which we may choose to make any public announcement, we currently intend to make any announcement regarding the Offer by email, by updating the Offer Website and by making appropriate filings, if any, with the SEC.

No Impact on Future Awards. Your decision to participate or not to participate in the Offer will not affect decisions on whether you are granted additional restricted share units or other incentive equity awards in the future. If you do not tender your Eligible RSUs, you will not become ineligible for future grants or forego benefits based on your decision not to participate in the Offer. Eligibility for future grants of restricted share units and equity awards will remain subject to the discretion of the Company.

2. Total Payment

Amount of Total Payment. Any Eligible Holder whose Eligible RSUs are accepted for repurchase will receive the Total Payment in the form of a single cash payment equal to the Per RSU Amount multiplied by the aggregate number of Eligible RSUs that the Eligible Holder properly tenders. If all Eligible RSUs are tendered to the Company for repurchase, the aggregate Total Payment to all Eligible Holders would be $6,100.10.

Determining Your Total Payment. You will be able to determine the Total Payment that you may receive for all your Eligible RSUs based on the Per RSU Amount by completing the election form on the Company’s Offer Website at https://winstock.wns.com.

3. Purpose

The Board is conducting the Offer to increase the number of ordinary shares available to the Company for new and revitalized incentive equity awards under the 2016 Plan.

Eligible RSUs tendered in the Offer will be returned to the share reserve under the 2016 Plan, potentially increasing the number of ordinary shares available for new equity award grants by up to 610,010 ordinary shares. Absent repurchase of Eligible RSUs pursuant to the Offer, the Company will have little ability to incentivize employees with new equity awards in the near term, unless and until the Company’s shareholders agree to increase the share reserve in the future.

The Board believes that it is critical to our future success to increase the number of ordinary shares available for future grants and to revitalize the incentive value of equity awards with the intent of retaining and motivating our employees, and re-establishing their personal stake in the long term financial success of the Company, thereby aligning their interests with those of our shareholders. The Board also recognizes our competition’s ability to attract and recruit top talent, including through use of incentive equity awards, and views it as critical that the Company be able to retain and motivate employees in this way. The Board believes that it has a responsibility to address these issues and to properly incentivize our employees.

The Company has traditionally made periodic grants of equity awards to selected employees, officers and directors and expects to continue to do so in the future. Whether or not you participate in the Offer and/or properly-tendered Eligible RSUs are returned to the share reserve under the 2016 Plan, there is no assurance that you will receive any future restricted share units or other incentive equity grant(s) in the future. Determinations as to whether any additional equity award(s) will be granted to you will depend on factors generally unrelated to past equity awards or your participation in the Offer. If you do not tender your Eligible RSUs, you will not become ineligible for future grants or forego benefits based on your decision not to participate in the Offer.

In addition, the principal reason the Company originally granted the Eligible RSUs was to provide an incentive to valued employees to remain employees of the Company or its subsidiaries, to help us drive higher growth and to share with employees the shareholder value that they help to create. However, the Board believes it is unlikely that the Company will achieve the market capitalization or the net revenue targets required for the Eligible RSUs to vest, in which case the Eligible RSUs will lapse without payment at the end of the performance period or any earlier termination of employment (for more information, see Question 14). Accordingly, participation in the Offer provides you with the opportunity to receive at least some payment in the form of the Total Payment, rather than potentially receiving nothing. Of course, though unlikely to occur, if the Eligible RSU performance goals were attained (and continued employment requirements satisfied), such that the awards in fact vested, payout under the Eligible RSUs would likely be significantly more valuable than the Total Payment.

Although we are not currently contemplating a merger or similar transaction that could result in a change in control of our Company, we are reserving the right, in the event of a merger or similar transaction, to take any actions we deem necessary or appropriate to complete a transaction that our Board believes is in the best interest of our Company and our shareholders. This could include terminating the Offer and/or your right to receive the Total Payment under the Offer.

Subject to the foregoing, and except as otherwise disclosed in this Offer or in our filings with the SEC that are incorporated by reference, as of the date hereof, we have no plans, proposals or negotiations (although we often consider such matters in the ordinary course of our business and intend to continue to do so in the future) that relate to or would result in:

a)	any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or our subsidiaries;

b)	any purchase, sale or transfer of a material amount of our assets or the assets of our subsidiaries;

c)	any material change in our present dividend policy, or our indebtedness or capitalization;

d)

any change in our present Board or management, including, but not limited to, any plans or proposals to change the number or the terms of directors or to fill any existing Board vacancies or to change any material term of the employment contract of any executive officer;

e)	any other material change in our corporate structure or business;

f)	our ordinary shares being delisted from any national securities exchange or ceasing to be authorized for quotation in an automated quotation system operated by a national securities association;

g)	our ordinary shares becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

h)	the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

i)	the acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities; or

j)	any change in our certificate of incorporation or bylaws, or any actions which could impede the acquisition of control of us by any person.

NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER YOUR RESTRICTED SHARE UNITS, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU ARE URGED TO EVALUATE CAREFULLY ALL OF THE INFORMATION PROVIDED IN CONNECTION WITH THE OFFER. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER YOUR RESTRICTED SHARE UNITS.

4. Procedures for Tendering Eligible RSUs

You may tender your Eligible RSUs only as described in this Section III.4. Tender by any other means will not be effective and your Eligible RSUs will not be accepted.

Electing to Participate and Tender Eligible RSUs.

To participate in the Offer, you must tender Eligible RSUs before the Expiration Time. To tender your Eligible RSUs, you must go online to the Offer Website and complete an online election form to confirm your election to participate. Your election must be received by the Company by 5:00 p.m., New York (Eastern Daylight) Time, on August 2, 2024 (or a later time and date that we will specify if we extend the Offer period). If we do not receive your election by the Expiration Time, you will be deemed to have rejected the Offer and all Eligible RSUs you currently hold will remain outstanding, subject to their current vesting schedule and other current terms and conditions.

Your election to participate becomes irrevocable after the Expiration Time, unless the Offer is extended, in which case your election will become irrevocable after the new Expiration Time. You may change your mind after you have submitted an election and withdraw from the Offer at any time prior to the Expiration Time, as described in Section III.4 of this Offer to Purchase. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election we receive prior to the Expiration Time.

Participation in the Offer will require you to tender all of your Eligible RSUs in the Offer. We are not accepting partial tenders of Eligible RSUs.

Electing Not to Participate. Participation in the Offer is voluntary and there are no penalties for declining to participate. If you do not elect to participate, your Eligible RSUs will remain outstanding, subject to their current vesting schedule and other current terms and conditions. To elect not to participate, you do not need to do anything or otherwise contact the Company.

Determination of Validity; Rejection of RSUs; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine all questions as to form, validity (including time of receipt), eligibility and acceptance of any tender of Eligible RSUs. Our determination of these matters will be final and binding on all parties. We may reject any or all tenders of Eligible RSUs that we determine were not properly effected or that we determine are unlawful to accept.

Otherwise, we expect to accept all validly tendered Eligible RSUs that are not properly withdrawn (for more information about withdrawal rights, see Section III.5). We may waive any defect or irregularity in any election with respect to any particular Eligible RSUs or any particular Eligible Holder, in each case in our sole discretion. No Eligible RSUs will be treated as properly tendered until any defects or irregularities that we identify have been cured by the Eligible Holder tendering the Eligible RSUs or waived by us. Neither we nor any other person is obligated to give notice of receipt of any election or of any defects or irregularities involved in the purchase of any Eligible RSUs, and no one will be liable for failing to give notice of receipt of any election or any defects or irregularities.

Our Acceptance Constitutes an Agreement. Your election to tender your Eligible RSUs according to the procedures described above will constitute your acceptance of the terms and conditions of the Offer. Our acceptance of your Eligible RSUs that are properly tendered will form a binding agreement between you and us upon the terms and subject to the conditions of the Offer. By tendering your Eligible RSUs (subject to the withdrawal rights described in Section III.5), you irrevocably release all of your rights with respect to the Eligible RSUs. When we accept your properly tendered Eligible RSUs, all such Eligible RSUs and underlying award agreement(s) will automatically be cancelled and rendered null and void.

5. Withdrawal Rights

You may withdraw your election to tender Eligible RSUs only if you comply with the provisions of this Section III.5.

General Procedures. To withdraw your election to tender your Eligible RSUs in the Offer, you must go to the Offer Website at https://winstock.wns.com and change your election to participate from “I Accept” to “I Do Not Accept.” If you do not withdraw before the Expiration Time, your attempted withdrawal from your election to tender Eligible RSUs will not be given effect. If you decide to withdraw, you must withdraw all the Eligible RSUs that you previously elected to tender.

Other Considerations. Once you have withdrawn your tender of Eligible RSUs, you may not revoke that withdrawal. Rather, if you change your mind and decide you want to re-tender your Eligible RSUs after you have withdrawn them, you must again follow the election procedures described in Section III.4 before the Expiration Time.

It is your responsibility to confirm that we received your new election indicating the withdrawal of your Eligible RSUs prior to the Expiration Time. If you elect to withdraw Eligible RSUs, you must withdraw all of the Eligible RSUs that you previously elected to tender.

No withdrawal rights will apply to Eligible RSUs tendered during a subsequent offering period and no withdrawal rights will apply during a subsequent offering period to Eligible RSUs tendered during the initial offering period of the Offer and which we have already accepted for payment. For more information, see Section III.7. In addition, under U.S. securities laws, if we have not accepted your tendered Eligible RSUs by 11:59 p.m., New York (Eastern Daylight) Time, on August 30, 2024 (which is the 40th business day following the commencement of the Offer), you may withdraw your tendered Eligible RSUs at any time thereafter up to such time as we do accept your properly tendered Eligible RSUs.

We will determine all questions as to the form and validity (including time of receipt) of withdrawals. Our determination of these matters will be final and binding on all parties. Neither we nor any other person is obligated to give you notice of any errors or irregularities in any withdrawal, and no one will be liable for failing to give notice of any errors or irregularities. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding.

6. Acceptance of and Payment for Eligible RSUs

Acceptance. If you are an Eligible Holder and validly tender Eligible RSUs that you do not withdraw from the Offer prior to the Expiration Time, those restricted share units will be cancelled when we accept them for payment and you will no longer have any rights with respect to those restricted share units or the award agreements memorializing such restricted share units.

Timing of Acceptance. Subject to our rights to amend, extend or terminate the Offer as described in Section III.7, we will accept promptly after the expiration of the Offer all validly tendered Eligible RSUs that have not been properly withdrawn.

Total Payment to Eligible Holders. Any participating Eligible Holder will receive the Total Payment in full, subject to tax withholding, promptly after the Expiration Time, which will be on the first administratively practicable payroll date following the Expiration Time, depending on local payroll practices. For Eligible Holders entitled to the cash payments who are located outside the United States, payments will be made in their local currency based on the U.S. Dollar exchange rate in effect at the Expiration Time (as published by Refinitive Eikon).

Cash Payment. Your Total Payment will be made through the Company’s payroll system. The amount paid generally will be taxable income to the Eligible Holder and the amount of each such payment will be subject to income and payroll tax withholdings (to the extent applicable). For information about applicable tax withholding requirements, see Section III.8. No interest will accrue and no interest will be paid on any portion of the Total Payment, regardless of when paid.

Termination of Employment. If you have tendered Eligible RSUs under the Offer and, at any time prior to the Expiration Time, your employment with the Company is terminated, your restricted share units will no longer qualify as Eligible RSUs and their current terms, including those applicable to the termination of your employment, will remain in effect unchanged. As a result, your prior election to tender such restricted share units, if any, would not be effective.

Termination of Eligible RSUs. Upon properly tendering your Eligible RSUs pursuant to the Offer and upon our acceptance of such Eligible RSUs, your currently outstanding Eligible RSUs will automatically be terminated and you will have no further rights or interest in such Eligible RSUs or under the award agreement(s) memorializing such Eligible RSUs. By tendering your Eligible RSUs (subject to the withdrawal rights described in Section III.5), you irrevocably release all of your rights with respect to the Eligible RSUs.

7. Extension of Offer; Termination; Amendment; Subsequent Offering Period

We may, at any time and from time to time, extend the period of time during which the Offer is open and thereby delay accepting any Eligible RSUs tendered for purchase by disseminating notice of the extension to Eligible Holders by public announcement, written notice, including electronically posted or delivered notices, or otherwise as permitted by Rule 13e-4(e)(3) under the Exchange Act.

Before the Expiration Time, we may postpone our decision of whether or not to accept and cancel any Eligible RSUs in our discretion. In order to postpone accepting and canceling, we must publicly announce the postponement and give oral, written or electronic notice of the postponement to the Eligible Holders. Our right to delay accepting Eligible RSUs is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires us to pay the consideration offered or return the tendered restricted share units promptly after we terminate or withdraw the Offer.

Prior to the Expiration Time, we may terminate the Offer if any of the conditions specified in Section III.9 occurs. In such event, any tendered Eligible RSUs will continue to be held by the tendering Eligible Holder as if no tender had occurred. We will provide oral, written or electronic notice of any such termination to all Eligible Holders holding Eligible RSUs.

We also expressly reserve the right, in our reasonable judgment, prior to the Expiration Time, to terminate or amend the Offer upon the occurrence of any of the conditions specified in Section III.9, by disseminating notice of the termination to Eligible Holders by public announcement, written notice, including electronically posted or delivered notices, or otherwise as permitted by applicable law.

As long as we comply with applicable law, we reserve the right, in our discretion, to amend the Offer in any respect, including decreasing or increasing the amount of the cash payment or changing the number or type of restricted share units eligible to be purchased in the Offer. If we extend the length of time during which the Offer is open, such extension will be announced no later than 9:00 a.m., New York (Eastern Daylight) Time, on the next Business Day after the last previously scheduled or announced Expiration Time. Any amendment will be disseminated promptly to Eligible Holders in a manner reasonably designed to inform Eligible Holders of such change. Without limiting the manner in which we may choose to disseminate any amendment, except as required by law, we have no obligation to publish, advertise or otherwise communicate any amendment to the Offer other than to Eligible Holders.

If we materially change the terms of the Offer or the information about the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. Under these rules, the minimum period the Offer must remain open following material changes in the terms of the Offer or information about the Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances. If we decide to increase or decrease the Total Payment for your Eligible RSUs or change the number or type of restricted share units eligible to be tendered in the Offer, we will publish notice or otherwise inform you in writing of such action and keep the Offer open for at least 10 Business Days after the date of such notification.

After expiration of the Offer and acceptance of Eligible RSUs validly tendered in, and not withdrawn from, the Offer, we may, but are not obligated to, provide one or more subsequent offering periods. A subsequent offering period, if provided, will be an additional period of up to 20 Business Days beginning on the next Business Day following the Expiration Time, during which Eligible RSUs may tender, but not withdraw, any remaining Eligible RSUs and become entitled to the Total Payment. We will promptly pay the amounts payable for all Eligible RSUs that are validly tendered by the expiration of the initial offering period, whether or not we provide a subsequent offering period. During a subsequent offering period, tendering Eligible Holders will not have withdrawal rights, and we will promptly pay the amounts payable for any Eligible RSUs that are validly tendered during the subsequent offering period.

We do not currently intend to provide a subsequent offering period for the Offer, although we reserve the right to do so. If we elect to provide or extend any subsequent offering period, we will make a public announcement no later than 9.00 a.m., New York (Eastern Daylight) Time, on the next Business Day following the expiration of the initial offering period or date of termination of any applicable subsequent offering period.

For purposes of the Offer, a “Business Day” means any day other than a Saturday, Sunday or United States federal holiday and consists of the time period from 12:00 a.m. through 11:59 p.m. New York (Eastern Daylight) Time.

8. Material Tax Consequences

The Total Payment will be treated as ordinary cash compensation. As such, you will recognize ordinary income in the amount of the Total Payment in the year in which the Total Payment is paid to you and the Company will generally be entitled to a deduction on such amount. The ordinary income resulting from your Total Payment will be reflected in your 2024 Form W-2 or similar forms in respective jurisdictions reported to the Internal Revenue Service or relevant tax authorities. At the time your Total Payment is made, the Company will reduce your payment to reflect all required income and payroll tax withholdings and, if applicable, related social contributions and will send those amounts to the appropriate tax or other authorities.

PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCES AND INDIVIDUAL JURISDICTIONS. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THIS OFFER.

9. Conditions to Completion of the Offer

We will not be required to accept any Eligible RSUs tendered if any of the events described below occurs. We may terminate or amend the Offer, or postpone our acceptance and cancellation of any Eligible RSUs tendered for purchase, if at any time on or after the commencement of the Offer and prior to the Expiration Time, any of the following events has occurred or, in our reasonable judgment, has been determined by us to have occurred:

a)

there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer or the acquisition of some or all of the Eligible RSUs tendered for purchase pursuant to the Offer;

b)

there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us, by any court or any authority, agency or tribunal that would or might, directly or indirectly:

i)	make the acceptance for purchase or the purchase of some or all of the Eligible RSUs elected for tender illegal or otherwise restrict or prohibit consummation of the Offer;

ii)	delay or restrict our ability, or render us unable, to accept for purchase or to purchase Eligible RSUs for some or all of the Eligible RSUs tendered for purchase; or

iii)	materially and adversely affect the business, condition (financial or other), income, operations or prospects of the Company or its subsidiaries;

c)	there shall have occurred:

i)	any general suspension of trading in securities on any national securities exchange or in the over-the counter market;

ii)	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory; or

iii)	in the case of either of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

d)

there shall have been proposed, announced or made by another person or entity, or there shall have been publicly disclosed, a tender or exchange offer with respect to some or all of our ordinary shares, or a merger or acquisition proposal for us, or we shall have learned that any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us, any of our subsidiaries or any of our assets or securities;

e)	any of the situations described above existed at the time of commencement of the Offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the Offer; or

f)

there shall have occurred any change or changes in the business, condition (financial or otherwise), assets, income, operations, prospects or share ownership of the Company or its subsidiaries that, in our reasonable judgment, is or may have a material adverse effect on the Company or its subsidiaries.

We may assert these conditions at our discretion regardless of the circumstances giving rise to them before the expiration of the Offer, so long as such conditions are not triggered by the action or inaction of the Company. We may waive them, in whole or in part, at any time and from time to time, before the expiration of the Offer in our discretion, whether or not we waive any other condition to the Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Subject to any order or decision by a court or arbitrator of competent jurisdiction, any determination we make concerning the events described in this Section III.9 will be final and binding upon all persons.

10. Price Range of Ordinary Shares and American Depositary Shares Underlying Eligible RSUs

There is no established trading market for the Eligible RSUs. The securities underlying the Eligible RSUs are our ordinary shares. Our ordinary shares have traded on the NYSE under the symbol “WNS” since March 27, 2024, prior to which the Company’s American Depositary Shares, each representing one ordinary share (“ADSs”), traded on the NYSE under the same symbol. On March 27, 2024, we terminated our American Depositary Share facility.

The following table presents the high and low trading prices per share of our ordinary shares, or our ADSs prior to March 27, 2024, for the periods indicated as reported by the NYSE:

	High	Low
Fiscal Year Ended March 31, 2025
Second Quarter (through July 3, 2024)	$ 54.40	$ 53.41
First Quarter	$94.96	$39.85
Fiscal Year Ended March 31, 2024
Fourth Quarter	$72.57	$49.67
Third Quarter	$74.55	$51.84
Second Quarter	$75.12	$60.79
First Quarter	$94.96	$67.42
Fiscal Year Ending March 31, 2023
Fourth Quarter	$94.17	$78.66
Third Quarter	$86.84	$75.50
Second Quarter	$89.16	$72.68

(1)	Reflects the trading prices of our ADS prior to March 27, 2024 and our ordinary shares after the termination of our American Depositary Share facility.

As of July 3, 2024, the closing price of our ordinary shares as reported by NYSE was $53.75 per share.

Eligible Holders may ascertain the current market price of our ordinary shares at the NYSE website. Please note that this is not a prediction of what the market price of our ordinary shares will be on any applicable vesting date or when issued (or at any other time).

WE RECOMMEND THAT YOU CONSIDER CURRENT STOCK MARKET PRICES FOR OUR ORDINARY SHARES, AS WELL AS THE LIKELIHOOD THAT ELIGIBLE RSUs WILL ACHIEVE APPLICABLE VESTING CONDITIONS AND ULTIMATELY VEST, BEFORE DECIDING WHETHER TO ELECT TO TENDER YOUR ELIGIBLE RSUs. THE PRICE OF OUR ORDINARY SHARES HAS BEEN, AND IN THE FUTURE MAY BE, VOLATILE AND COULD DECLINE AS A RESULT OF A NUMBER OF FACTORS, MANY OF WHICH ARE OUTSIDE OUR CONTROL.

11. Interests of Directors and Officers; Transactions and Arrangements Concerning Eligible RSUs

Our executive officers are eligible to participate in the Offer on the same terms as all other individuals who hold Eligible RSUs. None of the non-employee members of our Board, are eligible to participate in the Offer.

A list of our current directors and executive officers, the number of Eligible RSUs they beneficially own, and the percentage of total Eligible RSUs outstanding beneficially owned by them as of June 30, 2024 is attached to this Offer to Purchase as Schedule A.

Other than outstanding equity awards granted to our directors, executive officers and other employees pursuant to our various incentive award plans, which are described in the notes to our financial statements as set forth in our most recently filed Annual Report, neither the Company nor, to our knowledge, any of our executive officers or directors, any person controlling the Company or any executive officer or director of such control person, is a party to any agreement, arrangement or understanding with respect to any of our securities, including any agreement, arrangement or understanding concerning the transfer or the voting of any of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

None of the Company, our directors or executive officers or our affiliates has engaged in transactions involving Eligible RSUs during the sixty (60) days prior to the date of this Offer to Purchase.

We also refer you to our 2024 annual meeting proxy statement, filed with the SEC on May 10, 2024, for information concerning agreements, arrangements and understandings between the Company and other persons with respect to the Company’s ordinary shares. A copy of our proxy statement can be found on the SEC’s website at www.sec.gov and on our website at https://ir.wns.com/financial-information/sec-filings and is incorporated by reference into this document.

12. Status of Eligible RSUs Acquired by Us in the Offer; Accounting Consequences of the Offer

Eligible RSUs that we purchase in the Offer will be cancelled immediately upon our acceptance of the tender of such Eligible RSUs after the Expiration Time. With respect to Eligible RSUs granted under the 2016 Plan that we purchase in the Offer, the ordinary shares subject to those restricted share units will be returned to the share reserve under the 2016 Plan for the grant of new awards without further shareholder action.

If all Eligible RSUs are tendered and purchased in the Offer, 610,010 ordinary shares will be returned to the share reserve under the 2016 Plan, and the aggregate Total Payment to all Eligible Holders would be $6,100.10. The aggregate amount of the payments made in exchange for Eligible RSUs will be recorded as expense in the statement of income. Accounting for the purchase of Eligible RSUs will be reflected on our consolidated financial statements for the quarter in which the purchase is completed.

13. Legal Matters; Regulatory Approvals

We are not aware of any license or regulatory permit material to our business that might be adversely affected by the Offer, or of any approval or other action by any governmental, administrative or regulatory authority or agency that is required for the acquisition or ownership of the Eligible RSUs or the payment of the amounts owed under the Offer. If any other approval or action should be required, we presently intend to seek the approval or endeavor to take the action. This could require us to delay the acceptance of, and payment for, Eligible RSUs tendered to us. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business. Our obligation under the Offer to accept tendered restricted share units and to pay the cash payments is subject to the conditions described in Section III.9.

14. Fees and Expenses

We will not pay any fees or commissions to any broker, dealer or other person for asking Eligible Holders to tender Eligible RSUs under the Offer.

15. Source and Amount of Consideration

As of the date of this Offer to Purchase, 610,010 Eligible RSUs are outstanding and held by Eligible Holders. If all Eligible RSUs are tendered to the Company for purchase under the Offer, the aggregate Total Payment to all Eligible Holders would be $6,100.10. We anticipate making all payments pursuant to the Offer, as well as paying related fees and expenses, from our available cash and cash equivalents. The Offer is not conditioned upon our obtaining financing. We currently have no plan to use alternative financing arrangements or alternative financing plans if our available cash and cash equivalents are insufficient to fund the purchase of Eligible RSUs in the Offer.

16. Information Concerning WNS (Holdings) Limited

WNS (Holdings) Limited is a global business process management company, offering an array of end-to-end industry-specific and cross-industry solutions. We combine our deep industry knowledge with technology, analytics and process expertise to co-create innovative, digitally enabled transformational solutions with 690 clients across various industries as of March 31, 2024. Our solutions and capabilities encompass intelligent automation (including robotic process automation, hyperautomation, artificial intelligence and cognitive computing), Generative AI, natural language processing and machine learning, blockchain, Internet of Things, business process-as-a-service platforms, embedded analytics and process re-engineering frameworks.

WNS (Holdings) Limited was incorporated as a private liability company on February 18, 2002 under the laws of Jersey, Channel Islands, and maintains a registered office in Jersey at 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands. We converted from a private limited company to a public limited company on January 4, 2006 in accordance with Article 17A of the 1991 Law, when we acquired more than 30 shareholders as calculated in accordance with Article 17A of the 1991 Law. We gave notice of this to the Jersey Financial Services Commission (“JFSC”) in accordance with Article 17(3) of the 1991 Law on January 12, 2006. Our principal executive offices are located at Gate 4, Godrej & Boyce Complex, Pirojshanagar, Vikhroli (W), Mumbai 400 079, India (telephone number: +91-22-6826-2100); Malta House, 36-38 Piccadilly, London W1J 0DP; and 515 Madison Avenue, 8th Floor, New York, NY 10022. Our website address is www.wns.com.

We have presented below a summary of our consolidated financial data. The following summary consolidated financial data should be read in conjunction with “Operating and Financial Review and Prospects” and the consolidated financial statements and the notes thereto included in our Annual Report on Form 20-F for the fiscal year ended March 31, 2024, which are incorporated herein by reference. The selected consolidated statements of income data for the fiscal years ended March 31, 2024 and March 31, 2023, and the selected consolidated statements of financial position data as of March 31, 2024 and March 31, 2023, are derived from our audited consolidated financial statements that are included in our Annual Report on Form 20-F for the fiscal year ended March 31, 2024. Our historical results are not necessarily indicative of the results to be expected in any future period.

More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section III.18 of this Offer to Purchase. We recommend that you review the materials that we have filed with the SEC before making a decision on whether or not to tender your Eligible RSUs.

Summary Consolidated Statements of Income and Financial Position Data (amounts in thousands, except share and per share data):

	Year Ended March 31,
	2024	2023
Revenue	$1,323,365	$1,224,262
Gross profit	478,435	422,736
Operating profit	153,264	167,323
Profit after tax	140,148	137,308
Earnings per ordinary share:
Basic	2.97	2.85
Diluted	2.83	2.70
Weighted-average ordinary shares used in computing earnings per ordinary share:
Basic	47,202,747	48,252,095
Diluted	49,570,081	50,877,769

	Year Ended March 31,
	2024	2023
Total current assets	$531,368	$504,089
Total assets	1,412,760	1,504,448
Total current liabilities	311,297	303,842
Total liabilities	647,032	703,312
Total shareholders’ equity	765,728	801,136

We had a book value of $16.76 per ordinary share as of March 31, 2024, our latest balance sheet date. This value was calculated using the book value of $765.7 million as of March 31, 2024, divided by the number of outstanding ordinary shares of 45,684,145 as of March 31, 2024.

17. Corporate Plans, Proposals and Negotiations

The Company continually evaluates and explores strategic opportunities as they arise, including business combination transactions, strategic relationships, purchases and sales of assets and similar transactions. At any given time, we may be engaged in discussions or negotiations with respect to various corporate transactions or with respect to changes in existing strategic relationships.

The Company’s shareholders at the extraordinary general meeting of the Company held on May 30, 2024 approved two share repurchase programs. Pursuant to these programs, the Company is authorized to purchase (i) 1.1 million ordinary shares, effective from May 30, 3024 to March 31, 2025 (both days inclusive), subject to a minimum and maximum price and an aggregate limit on the number of ordinary shares to be purchased; and (ii) 3 million ordinary shares, effective from May 30, 3024 to November 29, 2025 (both days inclusive), subject to a minimum and maximum price and an aggregate limit on the number of ordinary shares to be purchased.

We may, from time to time, engage in repurchases of our outstanding ordinary shares in either open market or privately negotiated transactions. We also may engage in issuances of our ordinary shares or other capital raising transactions, depending on market conditions and other relevant factors.

Further, at any given time, we may also be engaged in discussions or negotiations with potential candidates for management or director positions with the Company or with existing members of management for changes in positions, responsibilities or compensation. The Company also enters into agreements for the purchase and sale of products and services, engages in purchases and sales of assets and incurs indebtedness from time to time in the ordinary course of business.

Subject to the foregoing and except as otherwise disclosed in this Offer to Purchase or in the Company’s filings with the SEC, as of the date hereof, we have no present plans, proposals or negotiations (although we often consider such matters in the ordinary course of our business and intend to continue to do so in the future) that relate to or would result in:

•	any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•	any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

•	any material change in our present dividend policy, or our indebtedness or capitalization;

•

any change in our present Board or management, including, but not limited to, any plans or proposals to change the number or the terms of directors or to fill any existing Board vacancies or to change any material term of the employment contract of any executive officer;

•	any other material change in our corporate structure or business;

•	our ordinary shares being delisted from any national securities exchange or ceasing to be authorized for quotation in an automated quotation system operated by a national securities association;

•	our ordinary shares becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

•	the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	the acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities; or

•	any change in our memorandum of association or articles of association, or any actions which could impede the acquisition of control of us by any person.

18. Additional Information

With respect to the Offer, we filed a Tender Offer Statement on Schedule TO with the SEC on July 8, 2024, of which this Offer to Purchase is a part. This Offer to Purchase does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. You should review the Schedule TO, including the exhibits, before making a decision on whether to participate in the Offer.

In addition, you review the materials listed below, which we have filed with the SEC and are incorporating by reference into this document, before making a decision on whether to participate in the Offer. The SEC’s rules allow us to incorporate by reference information into this Offer to Purchase. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this Offer to Purchase from the date we file that document. Any reports filed by us with the SEC after the date of this Offer to Purchase and before the Expiration Time will automatically update and, where applicable, supersede any information contained in this Offer to Purchase or incorporated by reference in this Offer to Purchase. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the Offer is concluded:

•	our Annual Report Form 20-F for the fiscal year ended March 31, 2024, filed with the SEC on May 10, 2024;

•	our Proxy Statement for our 2024 Annual General Meeting of Shareholders, filed with the SEC as an exhibit on our Report on Form 6-K on May 20, 2024; and

•

our Reports on Form 6-K filed with the SEC on April 25, 2024 (regarding the Board’s extension of Françoise Gri’s term as a director), April 25, 2024 (regarding the change of Global Chief Financial Officer), May 2, 2024 and May 30, 2024.

Nothing contained herein shall be deemed to incorporate information furnished to but not filed with the SEC, except solely as indicated above. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov and on our website at https://ir.wns.com/financial-information/sec-filings.

We will also provide, without charge, to any Eligible Holder holding Eligible RSUs, upon the request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). You may make such a request in writing to our General Counsel at Gate 4, Godrej & Boyce Complex, Pirojshanagar, Vikhroli (W), Mumbai 400 079, India.

As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer, you should rely on the statements made in the most recent document.

The information contained in this Offer to Purchase should be read together with the information contained in the documents to which we have referred you in this Offer to Purchase.

19. Miscellaneous; Forward-Looking Statements

This Offer to Purchase and our SEC reports referred to above include “forward-looking statements.” All statements other than statements of historical fact may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

The forward-looking statements in this Offer to Purchase and our SEC reports referred to above are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed in “Part I – Item 3. Key Information – D. Risk Factors” in our most recent Annual Report on Form 20-F for the fiscal year ended March 31, 2024.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. These forward-looking statements speak only as of the date of this Offer and the SEC reports referred to above. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise.

The safe harbor provided in the Private Securities Litigation Reform Act of 1995, by its terms, does not apply to statements made in connection with the Offer.

We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the Offer will not be made to, nor will elections to tender restricted share units be accepted from or on behalf of, the restricted share unit holders residing in such jurisdiction.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO TENDER OR REFRAIN FROM TENDERING YOUR ELIGIBLE RSUS PURSUANT TO THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THISOFFER TO PURCHASE OR ANY RELATED DOCUMENTS INCLUDED AS PART OF

THE TENDER OFFER STATEMENT ON SCHEDULE TO FILED WITH THE SEC ON JULY 8, 2024. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS OFFER TO PURCHASE OR OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

THIS OFFER TO PURCHASE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE OR FOREIGN SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE OR FOREIGN SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER TO PURCHASE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WNS (HOLDINGS) LIMITED

JULY 8, 2024

SCHEDULE A

INFORMATION CONCERNING OUR DIRECTORS AND EXECUTIVE OFFICERS

Name	Positions and Offices Held	Number of Shares Underlying Eligible RSUs Subject to Offer	Percentage of Shares Underlying Eligible RSUs Subject to Offer	Number of Shares Underlying Outstanding Restricted Share Units Beneficially Owned (Other Than Eligible RSUs)
Timothy L. Main	Non-Executive Chairman	0	N/A	4,420
Jason Liberty	Director	0	N/A	2,760
Keshav R. Murugesh	Director and Group Chief Executive Officer	235,000	100%	1,262,832
Françoise Gri	Director	0	N/A	2,760
Keith Haviland	Director	0	N/A	2,760
Mario P. Vitale	Director	0	N/A	2,760
Lan Tu	Director	0	N/A	2,760
Diane de Saint Victor	Director	0	N/A	2,760
Judy Marlinski	Director	0	N/A	3,035
Sanjay Puria	Group Chief Financial Officer	28,400	100%	77,694
Swaminathan Rajamani	Chief People Officer	27,700	100%	111,180
Anil Chintapalli	Head of Strategic Growth Initiatives	0	N/A	25,025

The address of each executive officer and director is as follows: (i) the address of Timothy L. Main is 515, Madison Avenue, 8th Floor, New York, NY 10022; (ii) the address of Jason Liberty is 515 Madison Avenue, 8th Floor, New York, NY 10022; (iii) the address of Keshav R. Murugesh is Malta House, 36-38 Piccadilly, W1J 0DP, London; (iv) the address of Françoise Gri is Malta House, 36-38 Piccadilly, London, W1J 0DP; (v) the address of Keith Haviland is Malta House, 36-38 Piccadilly, London, W1J 0DP;(vi) the address of Mario P. Vitale is 515 Madison Avenue, 8th Floor, New York, NY 10022; (vii) the address of Lan Tu is Malta House, 36-38 Piccadilly, London, W1J 0DP; (viii) the address of Diane de Saint Victor is Malta House, 36-38 Piccadilly, London, W1J 0DP; (ix) the address of Judy Marlinski is 515 Madison Avenue, 8th Floor, New York, NY 10022; (x) the address of Sanjay Puria is Gate 4, Godrej & Boyce Complex, Pirojshanagar, Vikhroli, (West) Mumbai 400 079, India; and (xi) the address of Swaminathan Rajamani is Gate 4, Godrej & Boyce Complex, Pirojshanagar, Vikhroli, (West) Mumbai 400 079; and (xii) the address of Anil Chintapalli is 515 Madison Avenue, 8th Floor, New York, NY 10022. The telephone number of each executive officer is (91-22) 4095-2100. The information set forth in this table is as of June 30, 2024.

EXHIBIT A

FORM OF AWARD AGREEMENT, AS AMENDED

WNS (Holdings) Limited

AWARD AGREEMENT

UNDER THE THIRD AMENDED AND RESTATED WNS (HOLDINGS) LIMITED

2016 INCENTIVE AWARD PLAN

Pursuant to this Award Agreement, dated 1st August 2022 (together with Appendix A and Appendix B hereto, the “Agreement”), WNS (Holdings) Limited, a company organized under the laws of Jersey (the “Company”), hereby grants Z_WS_BENEF_NAME (the “Participant”) the following award of Restricted Share Units (“RSUs”) pursuant and subject to the terms and conditions of this Agreement and The Third Amended and Restated WNS (Holdings) Limited 2016 Incentive Award Plan (the “Plan”), the terms and conditions of which are hereby incorporated into this Agreement by reference. Except as otherwise expressly provided, all capitalized terms used in this Agreement, but not defined, shall have the meanings provided in the Plan. Subject to the terms and conditions of this Agreement provided in Appendix A, the principal features of this award are as follows:

Number of RSUs: 0

Grant No. & Grant Date: Z_WS_GRANT_REF_NO, Z_WS_GRANT_DT

Vesting of RSUs:

The RSUs granted herein shall vest on the first of the month following the month in which the annual results of the Company are announced for each evaluation period subject thereto on achievement of conditions of financial performance and terms and conditions of vesting as provided in Appendix B, Financial Performance and Vesting Terms & Conditions, as determined by the Committee subject to the Participant’s continued employment with the Company through the applicable vesting date.

Accelerated vesting in case of Change in Control:

If a Change in Control occurs, the Participant remains employed through immediately prior to such Change in Control, and subsequent to the occurrence of such Change in Control, any one of the following events occurs:

(i) the Participant’s employment is terminated without “cause” (as defined in the Participant’s employment agreement with the Company, or, in the event that the Participant is not a party to an employment agreement with the Company or the Participant’s employment agreement with the Company does not define “cause,” then “cause” shall be defined as determined by the Administrator in its sole discretion); or

(ii) there is material change in the performance targets as set out in this Agreement; or

(iii) Participant resigns for Good Reasons (as defined below) from his/her respective WNS employer company;

then any unvested RSUs granted pursuant to this Agreement shall immediately vest in full (including additional RSUs referred above) on the date of such termination of employment or resetting of Performance Targets or the date of expiry of the cure period as mentioned in the resignation due to Good Reason.

“Change in Control” means the Change in Control of the Company as defined in clause 2.5 of the Plan.

“Good Reason” shall mean (i) the material relocation of Participant’s principal place of employment, (ii) a material diminution in Participant’s title or duties and responsibilities prevailing immediately prior to the occurrence of event of Change in Control, or (iii) a material reduction of Participant’s prevailing base salary or target bonus, provided, that Participant shall give the Company or his/her WNS employer company a written notice stating in reasonable detail the facts or circumstances giving rise to Good Reason and, to the extent capable of being cured, the Company or the respective employer company shall have thirty days to cure such facts or circumstances.

WNS (Holdings) Limited

Each date on which any RSUs vest shall be referred to as a “Vesting Date.”

The Participant’s signature below indicates his/her agreement with and understanding that this award is subject to all of the terms and conditions contained in the Plan and in this Agreement (including Appendix A and Appendix B). In the event of any inconsistency between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall prevail. The Participant further acknowledges that Participant has read and understands the Plan and this Agreement, including Appendix A and Appendix B hereto, which contains the specific terms and conditions of this grant of RSUs.

WNS (HOLDINGS) LTD.	PARTICIPANT

Name: Keshav Murugesh	Name: Z_WS_BENEF_NAME
Title: Group CEO	Address:

WNS (Holdings) Limited

APPENDIX A

TERMS AND CONDITIONS OF RESTRICTED SHARE UNITS

1.     Grant. The Company hereby grants to the Participant, as of the Grant Date, an award of 0 (DESCR Only) RSUs, subject to all of the terms and conditions contained in this Agreement and the Plan.

2.     RSUs. As of the applicable Vesting Date, each vested RSU shall represent the right to receive payment, in accordance with Section 5 below, of one Share/ADS. Unless and until an RSU vests, the Participant will have no right to payment in respect of any such RSU. Prior to actual payment in respect of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3.     Vesting Schedule. Subject to the Participant’s continued employment with the Company through the applicable Vesting Date and achievement of performance targets as set in this Agreement (for a portion of the grant made hereto), the RSUs awarded by this Agreement will vest in the Participant according to the vesting schedule set forth in the Preamble to this Agreement.

4.     Termination of Employment. If the Participant’s employment with the Company is terminated for any reason except in case of termination of employment following a Change in Control as mentioned above in this Agreement, all RSUs that have not vested prior to or in connection with such termination shall be immediately forfeited by the Participant as of such date of termination without consideration therefor.

5.     Payment after Vesting; Code Section 409A. Payments in respect of any RSUs that vest in accordance herewith shall be made to the Participant (or in the event of the Participant’s death, to his or her estate) in whole Shares/ADSs. The Company shall make such payments as soon as practicable after the applicable Vesting Date, but in any event within thirty (30) days after such Vesting Date.

6.    Tax Withholding; Fringe Benefits Tax; Settlement Timing.

a.

The Company (and its Subsidiaries, as applicable) shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company (or its Subsidiary), an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the RSUs. Such authority and right shall include, without limitation, the Participant’s income and employment tax obligations and the full amount of any Fringe Benefits Tax or similar taxes or social security contributions (including National Insurance Contributions) arising in connection with the grant or vesting of RSUs hereunder and/or the delivery of Shares/ADSs in respect thereof (collectively, “Tax Obligations”). The Participant hereby acknowledges and agrees that the Participant is solely liable and responsible for all Tax Obligations owed in connection with the RSUs, including without limitation, the full cost of any Fringe Benefits Tax or similar taxes, and that the Participant will promptly reimburse to the Company the cost of any Fringe Benefits Tax or similar taxes borne by the Company (or any Subsidiary) on behalf of the Participant, if applicable.

b.

Unless the Administrator otherwise determines, the Company shall instruct any brokerage firm determined acceptable to the Company for purposes of satisfying the Tax Obligations to sell on the Participant’s behalf a whole number of Shares/ADSs from those Shares/ADSs that are issuable upon settlement of the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy applicable tax withholding obligations and to remit the proceeds of such sale to the Company (or its Subsidiary) with respect to which the tax withholding obligation arises (any such transaction, a “Sell-to-Cover Transaction”).

c.

In addition to the Company’s right to implement a Sell-to-Cover Transaction to satisfy applicable tax withholding obligations, the Company shall be entitled, in the Administrator’s sole discretion, to deduct and withhold or otherwise require remittance from the Participant of Shares/ADSs and/or proceeds sufficient to satisfy applicable Tax Obligations, including deductions from the Participant’s salary or wages and/or the withholding of Shares/ADSs otherwise deliverable under this Agreement, as determined in the sole discretion of the Administrator.

WNS (Holdings) Limited

d.

The number of Shares which may be withheld and/or sold hereunder to satisfy Tax Obligations shall be limited to the number of Shares/ADSs which have a fair market value on the date of withholding no greater than the aggregate amount of such Tax Obligations based on the maximum individual statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and any payroll tax purposes.

e.

The Participant’s acceptance of the RSUs and execution of this Amendment constitutes: (i) the Participant’s instruction and authorization to the Company and to any brokerage selected by the Company to implement any Sell-to-Cover Transaction(s) in accordance herewith and authorizes such brokerage firm to complete the transactions described in this Section 6, (ii) the Participant’s consent to the deduction of salary/wages and/or Shares/ADSs to satisfy Tax obligations, (iii) the Participant’s agreement to timely execute and provide to the Company all documents reasonably necessary to effectuate any Sell-to-Cover Transaction or other Share/ADS withholding, (iv) the Participant’s acknowledgment that (x) neither the Company nor any Subsidiary makes any representation or undertaking regarding the tax treatment or impact of any tax withholding in connection with the awarding, vesting or payment/settlement of the RSUs or the subsequent sale of Shares, (y) such Shares/ADSs may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price and (z) the Participant will be responsible for all broker’s fees and other costs of sale, (v) to the extent the Company receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the Participant as soon as reasonably practicable and (vi) the Participant’s acknowledgement that the Company and its Subsidiaries are under no obligation to arrange for such sale at any particular price.

f.

In addition, notwithstanding anything to the contrary contained in this Agreement (including for clarity, any earlier deadline on RSU settlement), to the extent reasonably necessary or desirable to permit the settlement of vested RSUs to occur during an open trading window in which public trading in the Company’s stock is generally permitted under the Company’s insider trading policies and applicable securities laws (an “Open Window”), the Company may in its sole discretion delay the settlement of any vested RSUs that would otherwise occur outside of an Open Window until the commencement of an Open Window (or as soon thereafter as is administratively practicable), provided, that in no event shall RSU settlement be delayed pursuant hereto past March 15th of the year next-following that in which vesting occurs.

g.	The taxes will be calculated in the local currency at the exchange rate applicable on the tax point date. Any foreign exchange gain or loss on conversion will be borne by the participant.

7.     Rights as Shareholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Shares/ADSs deliverable hereunder unless and until certificates representing such Shares/ADSs will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or any person claiming under or through the Participant.

8.    Non-Transferability. Unless transferred to a permitted transferee in accordance with Section 10.3 of the Plan, RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares/ADSs underlying the RSUs have been issued, and all restrictions applicable to such Shares/ADSs have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his/her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

9.     Distribution of Shares/ADSs. Notwithstanding anything herein to the contrary, (a) no payment shall be made under this Agreement in the form of Shares/ADSs unless such Shares/ADSs issuable upon such payment are then registered under the Securities Act or, if such Shares/ADSs are not then so registered, the Company has determined that such payment and issuance would be exempt from the registration requirements of

WNS (Holdings) Limited

the Securities Act, and (b) the Company shall not be required to issue or deliver any certificates evidencing Shares/ADSs (if applicable) or otherwise enter on its books, in any case, pursuant to this Agreement unless and until the Committee (i) has determined that the issuance and delivery of such certificates or book entry, as applicable, are in compliance with all applicable laws, rules and regulations and, if applicable, the requirements of any exchange on which the Shares/ADSs are listed or traded, and (ii) has obtained the consent or approval of any governmental or regulatory authority that the Committee deems to be necessary or desirable as a condition to the issuance of any such certificates to the Participant (or his or her estate) or book entry, as applicable. All certificates delivered or book entries made pursuant to this Agreement shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or local securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Shares/ADSs are listed, quoted, or traded. The Committee may place legends on any certificate to reference restrictions applicable to the Shares/ADSs. In addition to the terms and conditions provided herein, the Committee may require that the Participant make such reasonable covenants, agreements, and representations as the Committee, in its sole discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require the Participant to comply with any timing or other restrictions with respect to the settlement of any RSUs pursuant to this Agreement, including a window-period limitation, as may be imposed in the discretion of the Committee. Any Shares/ADSs that may be distributed pursuant to this Agreement may consist, in whole or in part, of authorized and unissued Shares/ADSs, treasury Shares/ADSs or Shares/ADSs purchased on the open market. No fractional Shares/ADSs shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

10.     No Effect on Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.

11.     Severability. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.

12.     Tax Consultation. The Participant understands that he/she may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement. The Participant represents that he/she has consulted with any tax consultants that he/she deems advisable in connection with the RSUs and that he/she is not relying on the Company for tax advice.

13.     Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee.

14.     Relationship to other Benefits. Neither the RSUs nor payment in respect thereof shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

15.     Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

16.     Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

WNS (Holdings) Limited

17.     Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

18.     Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

19.     Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

20.     Provisions applicable to Participants working in the UK. The following terms apply to Participants working in the UK:

(a)   The grant of the RSUs does not form part of the Participant’s entitlement to remuneration or benefits in terms of his/her employment with his/her employer. The Participant’s terms and conditions of employment are not affected or changed in any way by the grant of the RSUs, or the terms of this RSUs Agreement (or the Plan itself).

(b)   The Participant agrees to indemnify and keep indemnified the Company, WNS Global Services (UK) Limited and his or her employer (if different) from and against any liability for or obligation to pay any and all liability for any income tax, Employer’s National Insurance Contributions (“Employer’s NICs”) and Employee’s National Insurance Contributions (“Employee’s NICs”) (any and all income tax and NIC liability referred to as “Tax Liability”) that are attributable to the grant, vesting or settlement of, or any other benefit derived by the Participant from the RSUs.

(c)   Without prejudice to the terms of Section 20(b), the RSUs will not vest until the Participant (or in the case of the Participant’s death, his or her personal representative(s)) has made such arrangements as the Committee may require for the satisfaction of any Tax Liability that may arise in connection with the vesting of the RSUs and/or acquisition of the Shares/ADSs. The Company shall not be required to issue, allot or transfer Shares/ADSs until the Participant has satisfied this obligation.

(d)   By signing this Agreement, the Participant acknowledges and agrees that:

(i)   the Company and any of its Subsidiaries are permitted to hold and process personal (and sensitive) information and data about the Participant as part of its personnel and other business records and may use such information in the course of its business;

(ii)   they may disclose such information to third parties, including where they are situated outside the European Economic Area, in the event that such disclosure is in their view required for the proper conduct of their business; and

(iii)   this paragraph applies to information held, used or disclosed in any medium.

(e)   At the discretion of the Committee, the RSUs will not vest until the Participant has signed an election with his/her employer (in the form approved by HMRC) which has the effect (pursuant to section 431(1) of the Income Tax (Earnings & Pensions) Act 2003 (“ITEPA”)) that in calculating any Tax Liability in respect of the Shares/ADSs acquired on vesting of the RSU, the Shares/ADSs and their market value will be treated as if the Shares/ADSs were not restricted securities and that sections 425 to 430 of ITEPA do not apply.

WNS (Holdings) Limited

APPENDIX B

FINANCIAL PERFORMANCE AND VESTING TERMS & CONDITIONS

A.	Financial Parameters

Financial Parameter Targets	Market Capitalization Target [in USD Bn]	Net Revenue Target [in USD Bn]

Threshold Achievement	9.0	1.9

Target Achievement	10.0	2.0

◾	Net Revenue

◾

“Net Revenue” is defined as Gross Revenue (Service Revenue and recharges) Less Repair payments that is included in the audited financials for the Company and its affiliates and subsidiaries (the “WNS Group”) the respective financial year as “Revenue less repair payments”.

◾	The Net Revenue achievement number used for evaluation against the threshold or target as set above will be based on full-year fiscal [Apr-Mar], audited financials of the Company.

◾	Market Capitalization

◾	Market Capitalization: is defined as the Market capitalization of WNS as disclosed and published in the following websites -

◾	Companiesmarketcap.com
◾	Yahoo Finance
◾	Bloomberg

◾	In case of non-availability of data, the above sequence will be followed.

◾

On achieving the Market Capitalization threshold or target as set above, it is required that the Market Capitalization should sustain for a period of 90 days post achievement of the threshold or target. If the average Market Capitalization, calculated by taking the average of daily Market Capitalization for the period of 90 days is at or above the threshold or target, the said threshold or target is deemed to have been achieved.

◾

In the event, one of the Market Capitalization threshold or target as set above is met in between the fiscal year from April to March, no vesting is applicable until the Net Revenue threshold or target achievement is evaluated at the end of the fiscal year in which the Market capitalization threshold or target was met, i.e. end of March every year.

B.	Vesting Terms and Conditions

◾	Evaluation Period. The period of evaluation for achievement of the Financial Parameters as set-forth above is for a minimum of 3 years: from April 01, 2022 to March 31, 2025.

◾

Vesting. The participant will be eligible for vesting as indicated in the table below on achieving the financial threshold or target as set above and also meeting the specific performance conditions of Net Revenue and Market Capitalization as defined above.

WNS (Holdings) Limited

Vesting %	Revenue @ Threshold Achievement	Revenue @ Target Achievement

Market Cap @ Threshold Achievement	80%	90%

Market Cap @ Target Achievement	90%	100%

◾

Vesting% is deemed to be achieved only if both the Market Capitalization and Net Revenue threshold or target have been met; For example, 80% vesting is deemed achieved only if the Market Capitalization threshold of $9 Bn and Net Revenue threshold of $1.9 Bn have been achieved.

◾	Once a milestone is met, it is forever deemed achieved for determining the vesting of a tranche. For example

◾

80% of the RSUs/ADSs granted herein is deemed vested on meeting the Market Capitalization threshold of $9 Bn and Net Revenue target of $1.9 Bn. The remaining 20% of the RSUs/ADSs granted herein shall remain unvested and be available for future vesting as against target achievement.

◾

Post the above event, on meeting the Market Capitalization target of $10 Bn and Net Revenue target of $1.9 Bn, 10% [of the remining 20%] of the RSUs/ADSs granted herein is deemed vested. The remaining 10% of the RSUs/ADSs granted herein shall remain unvested and be available for future vesting as against target achievement.

◾

If the $2 Bn Net Revenue target + $10 Bn Market Capitalization target are not achieved by March 31, 2025, this plan will be extended to continue for up to two additional fiscal years until March 31, 2027 with the following targets.

Target and Vesting for FY2025-26 and FY2026-27

Targets	Market Cap Target [in USD Bn]	Net Revenue Target [in USD Bn]	Vesting%
Target for FY2025-26	11.0	2.2	100% vesting of the carried over units only if both the Revenue and Market Capitalization Targets are met
Target for FY2026-27	12.0	2.4	100% vesting of the carried over units only if both the Revenue and Market Capitalization Targets are met

◾	Any unvested tranche at the end of each of the respective evaluation period will be carried over to the extended plan for the next two fiscal years as below –

◾	Any unvested RSU units due to underperformance at the end of the evaluation period April 01, 2022 to March 31, 2025, will be carried over and added to the base quantity for FY2025-26.

◾	Any unvested RSU units due to underperformance at the end of the evaluation period April 01, 2025 to March 31, 2026, will be carried over and added to the base quantity for FY2026-27.

◾	Any unvested RSU units due to underperformance at end of the evaluation period i.e. April 01, 2026 to March 31, 2027, will lapse.

WNS (Holdings) Limited

ILLUSTRATION OF VESTING AND CARRY-OVER

Illustration 1 -With carry-over and Full Vesting			Target Achievement
		Base Grant / Carry-Over Grant	Achievement Timeline	Market Capitalization in $ Bn	Net Revenue in $ Bn	Vesting%	Vesting RSU Units	Carry-Over as a % of Base Grant	Carry-Over RSU Units	Lapsed RSU Units

Evaluation Period 1	April 01, 2022 to March 31, 2025	10,000	March 2024	9.0	1.9	80%	8,000	20%	2,000	0
		2000 [1]	March 2025	9.0	2.0	10% [2]	1,000	10%	1,000	0

Evaluation Period 2	April 01, 2025 to March 31, 2026	1000 [3]	NA	10.5	2.1	0%	0	10%	1,000	0

Evaluation Period 3	April 01, 2026 to March 31, 2027	1000 [4]	March 2027	12.0	2.4	100%	1,000	0%	0	0

TOTAL							10,000			0

Notes -

1) 80% vesting was achieved end of March 2024; hence 20% is available for future vesting which is 2,000 units [20% of base grant 10,000 units]

2) Achievement in March 2025 triggers 90% vesting; 80% has already vested in March 2024; hence 10% from the earlier remaining 20% is vested and the balance 10% is carried over

3) Carry over Grant at the end of evaluation period Mar 31, 2025, will be the base quantity for evaluation period April 01, 2025 to March 31, 2026

4) Carry over Grant at the end of evaluation period Mar 31, 2026, will be the base quantity for evaluation period April 01, 2026 to March 31, 2027

Illustration 2 -With carry-over and Lapse			Target Achievement
		Base Grant / Carry-Over Grant	Achievement Timeline	Market Capitalization in $ Bn	Net Revenue in $ Bn	Vesting%	Vesting RSU Units	Carry-Over as a % of Base Grant	Carry-Over RSU Units	Lapsed RSU Units

Evaluation Period 1	April 01, 2022 to March 31, 2025	10,000	March 2024	9.0	1.9	80%	8,000	20%	2,000	0
		2000 [1]	March 2025	9.0	2.0	10% [2]	1,000	10%	1,000	0

Evaluation Period 2	April 01, 2025 to March 31, 2026	1000 [3]	NA	10.5	2.2	0%	0	10%	1,000	0

Evaluation Period 3	April 01, 2026 to March 31, 2027	1000 [4]	NA	12.0	2.3	0%	0	NA	NA	1,000

TOTAL							9,000			1000 [5]

Notes -

1) 80% vesting was achieved end of March 2024; hence 20% is available for future vesting which is 2,000 units [20% of base grant 10,000 units]

2) achievement in March 2025 triggers 90% vesting; 80% has already vested in March 2024; hence 10% from the earlier remaining 20% is vested and the balance 10% is carried over

3) Carry over Grant at the end of evaluation period Mar 31, 2025, will be the base quantity for evaluation period April 01, 2025 to March 31, 2026

4) Carry over Grant at the end of evaluation period Mar 31, 2026, will be the base quantity for evaluation period April 01, 2026 to March 31, 2027

5) Due to non-achievement of the target set for FY2026-27, the RSU units will lapse

WNS (Holdings) Limited

Dear <<Name>>,

This amendment to the RSU Award Agreement [“Agreement”], with RSU Grant Number: RSXXXX dated <<Month, Date, Year>> is made to reflect changes to the provisions related to the vesting of RSUs and Appendix B ‘Financial Performance and Vesting Terms and Conditions’ of the stated Agreement. The Agreement shall therefore be amended and restated as provided herein below.

Except as specifically amended hereto, the Agreement shall continue to apply with full force and effect.

Vesting of RSUs:

The RSUs granted herein shall vest on the first of the month following the month in which the results of the Company are announced for each evaluation period subject thereto on achievement of conditions of financial performance and terms and conditions of vesting as provided in Appendix B, Financial Performance and Vesting Terms & Conditions, as determined by the Committee, subject to the Participant’s continued employment with the Company through the applicable vesting date.

APPENDIX B - FINANCIAL PERFORMANCE AND VESTING TERMS & CONDITIONS

A.	Financial Parameters

Financial Parameter Targets [April 01, 2022 to September 30, 2025]	Market Capitalization Target [in USD Bn]	Net Revenue Target [in USD Bn]

Threshold Achievement	9.0	1.9

Target Achievement	10.0	2.0

◾	Net Revenue

◾

“Net Revenue” is defined as Gross Revenue (Service Revenue and recharges) Less Repair payments that is included in the audited financials for the Company and its affiliates and subsidiaries (the “WNS Group”) the respective financial year as “Revenue less repair payments”.

◾

For the Evaluation Period April 01, 2022 to September 30, 2025, the Net Revenue achievement number used for evaluation against the threshold or target as set above will be based on full-year fiscal [April 1 to March 31], audited financials of the Company until March 31, 2025 and for any achievement post March 31, 2025 until September 30, 2025 will be based on the trailing 12-month period based on the audited financials of the Company.

◾

For the evaluation Period(s) April 01, 2025 to March 31, 2026 and April 01, 2026 to March 31, 2027, the Net Revenue achievement number used for evaluation against the target as set below will be based on full-year fiscal [April 1 to March 31], audited financials of the Company.

◾	Market Capitalization

◾	Market Capitalization: is defined as the Market capitalization of WNS as disclosed and published in the following websites -

◾	Companiesmarketcap.com
◾	Yahoo Finance
◾	Bloomberg

◾	In case of non-availability of data, the above sequence will be followed.

◾

On achieving the Market Capitalization threshold or target as set above, it is required that the Market Capitalization should sustain for a period of 90 days post achievement of the threshold or target. If the average Market Capitalization, calculated by taking the average of daily Market Capitalization for the period of 90 days is at or above the threshold or target, the said threshold or target is deemed to have been achieved.

◾

In the event, one of the Market Capitalization threshold or target as set above is met in between the respective evaluation periods, no vesting is applicable until the Net Revenue threshold or target achievement is evaluated for the evaluation period in which the Market capitalization threshold or target was met, i.e. at the end of every Evaluation period.

WNS (Holdings) Limited

B.	Vesting Terms and Conditions

◾	Evaluation Period. The period of evaluation for achievement of the Financial Parameters as set-forth above is from April 01, 2022 to September 30, 2025.

◾

Vesting. The participant will be eligible for vesting as indicated in the table below on achieving the financial threshold or target as set above and also meeting the specific performance conditions of Net Revenue and Market Capitalization as defined above.

Vesting%	Revenue @ Threshold Achievement	Revenue @ Target Achievement

Market Cap @ Threshold Achievement	80%	90%

Market Cap @ Target Achievement	90%	100%

◾

Vesting% is deemed to be achieved only if both the Market Capitalization and Net Revenue threshold or target have been met; For example, 80% vesting is deemed achieved only if the Market Capitalization threshold of $9 Bn and Net Revenue threshold of $1.9 Bn have been achieved.

◾	Once a milestone is met, it is forever deemed achieved for determining the vesting of a tranche. For example

◾

80% of the RSUs/ADSs granted herein is deemed vested on meeting the Market Capitalization threshold of $9 Bn and Net Revenue target of $1.9 Bn. The remaining 20% of the RSUs/ADSs granted herein shall remain unvested and be available for future vesting as against target achievement.

◾

Post the above event, on meeting the Market Capitalization target of $10 Bn and Net Revenue target of $1.9 Bn, 10% [of the remining 20%] of the RSUs/ADSs granted herein is deemed vested. The remaining 10% of the RSUs/ADSs granted herein shall remain unvested and be available for future vesting as against target achievement.

◾	If the $2 Bn Net Revenue target + $10 Bn Market Capitalization target are not achieved by September 30, 2025, this plan will be extended to continue until March 31, 2027 with the following targets.

Target and Vesting for FY2025-26 and FY2026-27

Targets	Market Cap Target [in USD Bn]	Net Revenue Target [in USD Bn]	Vesting%
Target for FY2025-26	11.0	2.2	100% vesting of the carried over units only if both the Revenue and Market Capitalization Targets are met
Target for FY2026-27	12.0	2.4	100% vesting of the carried over units only if both the Revenue and Market Capitalization Targets are met

◾	Any unvested tranche at the end of each of the respective evaluation period will be carried over to the extended plan for the next two fiscal years as below –

◾	Any unvested RSU units due to underperformance at the end of the evaluation period April 01, 2022 to September 30, 2025, will be carried over and added to the base quantity for FY2025-26.

◾	Any unvested RSU units due to underperformance at the end of the evaluation period April 01, 2025 to March 31, 2026, will be carried over and added to the base quantity for FY2026-27.

◾	Any unvested RSU units due to underperformance at end of the evaluation period i.e. April 01, 2026 to March 31, 2027, will lapse.

WNS (Holdings) Limited

ILLUSTRATION OF VESTING AND CARRY-OVER

Illustration 1 -With carry-over and Full Vesting			Target Achievement
		Base Grant / Carry-Over Grant	Achievement Timeline	Market Capitalization in $ Bn	Net Revenue in $ Bn	Vesting%	Vesting RSU Units	Carry-Over as a % of Base Grant	Carry-Over RSU Units	Lapsed RSU Units

Evaluation Period 1	April 01, 2022 to September 30, 2025	10,000	March 2024	9.0	1.9	80%	8,000	20%	2,000	0
		2000 [1]	September 2025	9.0	2.0	10% [2]	1,000	10%	1,000	0

Evaluation Period 2	April 01, 2025 to March 31, 2026	1000 [3]	NA	10.5	2.1	0%	0	10%	1,000	0

Evaluation Period 3	April 01, 2026 to March 31, 2027	1000 [4]	March 2027	12.0	2.4	100% [5]	1,000	0%	0	0

TOTAL							10,000			0 [6]

Notes -

1) 80% vesting was achieved end of March 2024; hence 20% is available for future vesting which is 2,000 units [20% of base grant 10,000 units]

2) Achievement in September 2025 triggers 90% vesting; 80% has already vested in March 2024; hence 10% from the earlier remaining 20% is vested and the balance 10% is carried over

3) Carry over Grant at the end of evaluation period Sep 30, 2025, will be the base quantity for evaluation period April 01, 2025 to March 31, 2026

4) Carry over Grant at the end of evaluation period Mar 31, 2026, will be the base quantity for evaluation period April 01, 2026 to March 31, 2027

5) Due to achievement of the target set for FY2026-27, the carry-over units will vest 100%

6) Due to achievement of the target set for FY2026-27, there will be no lapse of RSU units

Illustration 2 -With carry-over and Lapse			Target Achievement
		Base Grant / Carry-Over Grant	Achievement Timeline	Market Capitalization in $ Bn	Net Revenue in $ Bn	Vesting%	Vesting RSU Units	Carry-Over as a % of Base Grant	Carry-Over RSU Units	Lapsed RSU Units

Evaluation Period 1	April 01, 2022 to September 30, 2025	10,000	March 2024	9.0	1.9	80%	8,000	20%	2,000	0
		2000 [1]	September 2025	9.0	2.0	10% [2]	1,000	10%	1,000	0

Evaluation Period 2	April 01, 2025 to March 31, 2026	1000 [3]	NA	10.5	2.2	0%	0	10%	1,000	0

Evaluation Period 3	April 01, 2026 to March 31, 2027	1000 [4]	NA	12.0	2.3	0%	0	NA	NA	1,000

TOTAL							9,000			1000 [5]

Notes -

1) 80% vesting was achieved end of March 2024; hence 20% is available for future vesting which is 2,000 units [20% of base grant 10,000 units]

2) Achievement in September 2025 triggers 90% vesting; 80% has already vested in March 2024; hence 10% from the earlier remaining 20% is vested and the balance 10% is carried over

3) Carry over Grant at the end of evaluation period Sep 30, 2025, will be the base quantity for evaluation period April 01, 2025 to March 31, 2026

4) Carry over Grant at the end of evaluation period Mar 31, 2026, will be the base quantity for evaluation period April 01, 2026 to March 31, 2027

5) Due to non-achievement of the target set for FY2026-27, the RSU units will lapse

This Amendment is effective November 01, 2022.

For WNS (HOLDINGS) LTD.

<Name of Authorized Signatory>>

<Title of Authorized Signatory>>

Date: <<Date>>